Exhibit 21.1

Subsidiaries of Piedmont Office Realty Trust, Inc. and Piedmont Operating Partnership, LP

Subsidiary	State of Organization
Piedmont Operating Partnership, LP	Delaware
Piedmont Washington Properties, Inc.	Maryland
Piedmont Office Holdings, Inc.	Georgia
Piedmont Office Management, LLC	Georgia
Piedmont Government Services, LLC	Georgia
Piedmont Leasing, LLC	Delaware
Piedmont Power, LLC	Delaware
Wells REIT-Springing Member, LLC	Delaware
Wells 1901 Market Business Trust	Delaware
Wells 1901 Market LLC	Delaware
Wells REIT-Pasadena, CA GP, LLC	Delaware
Wells REIT-Pasadena, CA, L.P.	Delaware
Wells REIT-Montgomery, LLC	Delaware
Wells Bridgewater I, LLC	Delaware
Wells REIT-Bridgewater, NJ, LLC	Delaware
Wells REIT - Independence Square, LLC	Delaware
Wells 35 W. Wacker, LLC	Delaware
35 W Wacker LP, LLC	Delaware
Wells REIT I-3100 Clarendon LLC	Delaware
Wells REIT I-Shady Grove V LLC	Delaware
Wells REIT I-1075 West Entrance, LLC	Delaware
Wells REIT-Multi-State Owner, LLC	Delaware
Wells REIT-Nashville, TN, LLC	Delaware
Wells REIT-Austin, TX, L.P.	Delaware
Wells REIT-Austin, TX, LLC	Delaware
Wells REIT-Orange County, CA, L.P.	Delaware
Wells REIT-Orange County, CA, LLC	Delaware
Wells REIT-One Brattle Square I, LLC	Delaware
Wells REIT-One Brattle Square II, LLC	Delaware
4250 North Fairfax Property LLC	Delaware
4250 N. Fairfax Owner, LLC	Delaware
400 Virginia Avenue LLC	Delaware
1200 Enclave Parkway, LLC	Delaware
1201 Eye Street, N.W. Associates LLC	Delaware
1215 ESDI, LLC	Delaware
1225 Equity LLC	Delaware
1225 Eye Street, N.W. Associates LLC	Delaware
1201 Equity LLC	Delaware
TTF Lending LLC	Delaware
TZO Lending LLC	Delaware
Wells REIT-Two Pierce Place, LLC	Delaware

Wells REIT-Las Colinas Corporate Center I, LP	Delaware
Wells REIT-Las Colinas Corporate Center I, LLC	Delaware
Wells REIT-Las Colinas Corporate Center II, LP	Delaware
Wells REIT-Las Colinas Corporate Center II, LLC	Delaware
Cypress Concourse A, LLC	Delaware
Wells 60 Broad Street, LLC	Delaware
Wells REIT-800 Nicollett Avenue, LLC	Delaware
Wells REIT-800 Nicollett Avenue Owner, LLC	Delaware
Wells REIT-800 Nicollett Avenue Springing Member, LLC	Delaware
Wells REIT-Chicago Center Owner, LLC	Delaware
Wells REIT-Chicago Center, Chicago, LLC	Delaware
Wells REIT-Holtsville, NY, LLC	Georgia
Wells REIT Glendale, CA, LLC	Delaware
Wells REIT-1430 Enclave Parkway, L.P.	Delaware
Wells REIT-1430 Enclave Parkway, LLC	Delaware
Enclave Parkway Development, LLC	Delaware
Enclave Parkway Development, L.P.	Delaware
Wells REIT-Windy Point I, LLC	Delaware
Wells REIT-Windy Point II, LLC	Delaware
Wells REIT-2300 Cabot Drive, LLC	Delaware
Rock Spring, L.L.C.	Delaware
Rock Spring II, L.L.C.	Delaware
500 W Monroe Mezz II, LLC	Delaware
500 W Monroe Mezz I-B, LLC	Delaware
500 W Monroe Chicago, LLC	Delaware
150 West Jefferson, LLC	Delaware
Piedmont 500 West Monroe Mezz I, LLC	Delaware
Piedmont 500 West Monroe Fee, LLC	Delaware
Suwanee Gateway One, LLC	Delaware
Meridian Crossings, LLC	Delaware
Dupree Atlanta, LLC	Delaware
Medici Atlanta, LLC	Delaware
Presidential Way Woburn, LLC	Delaware
400 TownPark, LLC	Delaware